UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37379	14-1961545
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1624 Market Street, Suite 311

Denver, Colorado 80202

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STKS	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2025, the Company and Emanuel Hilario, the Company’s CEO, executed an amendment (the “Amendment”) to the Amended and Restated Employment Agreement, dated September 2, 2022, between the Company and Mr. Hilario (the “Original Agreement”). Pursuant to this Amendment:

●	The term of the Original Agreement was extended four years to September 2, 2031;
●	Mr. Hilario received a one-time special bonus of $1,000,000, $500,000 of which shall be paid with the Company’s next regularly scheduled payroll that is at least five (5) business days following December 23, 2025, and the balance of which shall be paid with the Company’s next regularly scheduled payroll occurring on or after January 1, 2026. The bonus is subject to repayment (net of certain tax payments that cannot be recouped) if the Company terminates Mr. Hilario’s employment for “Cause” (as defined in the Original Agreement) or he terminates his employment without “Good Reason” (as defined in the Original Agreement) as follows:
(i)	if termination is prior to December 23, 2026, he is required to repay 100% of the special bonus;
(ii)	if termination is on or after December 23, 2026, and prior to December 23, 2027, he is required to repay 2/3 of such special bonus; and
(iii)	if termination is on or after December 23, 2027 and prior to December 23, 2028, he is required to repay 1/3 of such special bonus;
●	His target annual bonus was increased to 200%, with such increase being retroactive to July 1, 2025, such that his target bonus for 2025 is 150% of his base salary; and
●	His annual long-term incentive grant was increased to 200% of his base salary, commencing in 2026.

The above summary is qualified by reference to the Amendment, which is filed as an exhibit to this report and the text of which are incorporated herein.

Item 8.01 Other Events

On December 29, 2025, the Company issued a press release providing a development update, including: the Company entering into a development agreement securing development rights for a total of ten restaurants, either Benihana or Benihana Express locations, throughout the Greater San Francisco Bay Area with an experienced operator, which would be a combination of franchised, licensed and joint venture locations; renewal of the Benihana concession agreement at the Mortgage Matchup Center in Phoenix, Arizona and entering into a new Benihana concession agreement at UBS Arena in Elmont, New York; the opening of two new STK locations in Scottsdale, Arizona and Oak Brook, Illinois during the fourth quarter of 2025; the launch of Benihana-branded Teriyaki Flavored Crispy Chicken Chips in collaboration with Flock Foods, Inc.; and the Company’s continued focus on capital-efficient growth in 2026, with new restaurant Company-owned development to be focused on locations requiring $1.5 million or less to open, the Company’s intention to work through its existing pipeline of approximately 12 leases rather than sign new lease agreements, and the identification of up to nine additional Kona Grill and RA Sushi locations for conversion to either Benihana or STK formats through the end of 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 8.01 of this Current Report, including but not limited to Exhibit 99.1 attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

Exhibit Index

Exhibit	Description

10.1	Amendment to Amended and Restated Employment Agreement, dated December 23, 2025, between The ONE Group Hospitality, Inc. and Emanuel Hilario

99.1	Press release dated December 29, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2025	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Nicole Thaung
	Name:	Nicole Thaung
	Title:	Chief Financial Officer